Calculation of Filing Fee Tables
S-3
Rapport Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.001 per share	457(r)	10,952,381	$ 21.00	$ 230,000,001.00	0.000087	$ 20,010.00
Fees to be Paid	2	Equity	Pre-funded warrants to purchase common stock	457(r)	1,190,476		$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 230,000,001.00		$ 20,010.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,010.00
Offering Note
[1]	The maximum aggregate offering price of the common stock is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form S-3 (File No. 333-294170) on March 10, 2026 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith. The amount registered of common stock includes 1,428,571 shares of common stock that the underwriters have an option to purchase and 1,190,476 shares of common stock that are issuable upon the exercise of pre-funded warrants referenced below.

[2]	Pursuant to Securities and Exchange Commission staff interpretation, the entire fee is allocated to the common stock underlying the pre-funded warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date